Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Prairie Operating Co.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)
Fees To Be Paid	Equity	Common Stock, par value $0.01 per share(2)	Rule 457(o)	24,286,304	(3)	$12.90	(4)	$313,293,322.00	0.00014760	$46,242.10
		Total Offering Amounts						$313,293,322.00		$46,242.10
		Total Fees Previously Paid								$16,081.51
		Total Fee Offsets								0.00
		Net Fee Due								$30,160.59

(1)	The registration fee for the securities registered hereby has been calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), by multiplying the proposed maximum aggregate offering price for the securities by 0.00014760.

(2)	In the event of a stock split, stock dividend or other similar transaction involving the registrant’s common stock (“Common Stock”), in order to prevent dilution, the number of shares of Common Stock registered hereby shall be automatically increased to cover the additional shares of Common Stock in accordance with Rule 416(a) under the Securities Act.

(3)	Consists of (i) 51,287 shares of Common Stock issued upon the conversion of a convertible promissory note, dated as of September 8, 2022, (ii) 3,475,250 shares of Common Stock issuable upon the conversion of Series D Preferred Stock, (iii) 3,475,250 shares of Common Stock issuable upon the exercise of Series D A Warrants, (iv) 3,475,250 shares of Common Stock issuable upon the exercise of Series D B Warrants, (v) 400,667 shares of Common Stock issued upon the conversion of the AR Debentures, (vi) 4,000,000 shares of Common Stock issuable upon the conversion of Series E Preferred Stock, (vii) 8,000,000 shares of Common Stock issuable upon the exercise of Series E PIPE Warrants and (viii) 670,499 shares of Common Stock issuable upon the exercise of Exok Warrants. Capitalized terms used but not defined herein have the meanings assigned to them in the accompanying registration statement.

(4)	Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the last sale of Common Stock on October 18, 2023, as reported on the OTCQB.